As filed with the Securities and Exchange Commission on September 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BILL.COM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2661725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6220 America Center Drive, Suite 100

San Jose, California 95002

(650) 621-7700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

René Lacerte

Chief Executive Officer and Founder

Bill.com Holdings, Inc.

6220 America Center Drive, Suite 100

San Jose, California 95002

(650) 621-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raj Aji Michael Dunn Bill.com Holdings, Inc. 6220 America Center Drive, Suite 100 San Jose, California 95002 (650) 621-7700	Per B. Chilstrom David Michaels Michael M. Shaw Chelsea Anderson Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)(2)	Amount to be Registered (3)(4)	Proposed Maximum Offering Price Per Security (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (5)
Common stock, par value $0.00001 per share
Preferred stock, par value $0.00001 per share
Debt securities
Warrants
Total

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions. Any securities registered hereunder may be sold separately with other securities registered hereunder.

(2)	An indeterminate amount of these securities may be senior or subordinated.
(3)	Omitted pursuant to Form S-3 General Instruction II.E.
(4)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units.

(5)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act of 1933, as amended.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

We may, from time to time in one or more offerings, offer to sell common stock, preferred stock, debt securities or warrants. We refer to our common stock, preferred stock, debt securities and warrants collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

In addition, from time to time, the selling securityholders to be named in a prospectus supplement may offer our securities. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities to be offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of the securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers, or through other means, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or may be calculable from the information set forth, in the accompanying prospectus supplement.

Our common stock, $0.00001 par value per share, is listed on The New York Stock Exchange under the symbol “BILL.”

Investing in our securities involves risks.

See the section of this prospectus captioned “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2021.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “might,” “plan,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” of any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings

You should rely only on the information contained in this prospectus (as supplemented and amended), including the information incorporated by reference. We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates. We and/or the selling securityholders provided the information contained in the aforementioned documents only as of the date of the applicable document, and it is possible that the information, including our business, financial condition, and results of operations, may have changed since that date.

This prospectus only provides you with a general description of the securities that we may offer. Each time we and/or the selling securityholders sell securities pursuant to this prospectus, we and/or the selling securityholders, as the case may be, will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the securities being offered.

Unless otherwise indicated, the terms “Bill.com,” “we,” “us,” and “our” in this prospectus, in any accompanying prospectus supplement, or the documents incorporated by reference refer to Bill.com Holdings, Inc., together with our subsidiary, Bill.com LLC.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Overview

Our mission is to make it simple to connect and do business.

We are champions of small and midsize businesses (“SMBs”). As a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for SMBs, we create efficiencies and free our customers to run their businesses. Our vision is to become the leading one-stop solution that helps millions of businesses around the world manage their financial operations.

Our purpose-built, AI-enabled financial software platform creates seamless connections between our customers, their suppliers, and their clients. Customers use our platform to generate and process invoices, streamline approvals, make and receive payments, sync with their accounting system, and manage their cash. We have built sophisticated integrations with popular accounting software solutions, banks, card issuers and payment processors, enabling our customers to access these mission-critical services quickly and easily. We are central to an SMB’s accounts payable and accounts receivable operations.

On June 1, 2021, we completed our acquisition of DivvyPay, Inc. (“Divvy”), a leading provider of cloud-based spend management application and smart corporate cards to SMBs in the U.S., for an aggregate purchase price of $2.3 billion. Divvy became our wholly owned subsidiary as a result of the acquisition of 100% of its outstanding equity interests. As of June 30, 2021, Divvy had approximately 9,900 active spending businesses using its free cloud-based spend management application that were not Bill.com existing customers.

Divvy’s cloud-based software solution provides a secure financial platform for businesses to manage payments and subscriptions, build strategic budgets, and eliminate the need for expense reports. With Divvy, employers can give employees direct access to funds, effectively eliminating expense reports and retroactive reimbursement. After signing up, the business owner and their designated employees receive physical Divvy credit cards. Divvy spending businesses can create online (virtual) cards, set spending and budget controls, and control card activity in Divvy. The card activity instantly integrates with the Divvy platform.

As of June 30, 2021, over 121,000 customers trusted our platform to manage their financial workflows and process their payments and spend, which totaled $140.3 billion in Total Payment Volume during fiscal 2021. For the purposes of measuring our key business metrics, we define customers as entities that are either billed directly by us or for which we bill our strategic partners during a particular period. As of June 30, 2021, we had approximately 3.2 million network members. We define network members as our customers plus their suppliers and clients, who pay and receive funds electronically via our platform.

We have grown rapidly and scaled our business operations in recent periods. Our total revenue was $238.3 million and $157.6 million during the fiscal years ended June 30, 2021 and 2020, respectively, an increase of 51%. We generated net losses of $98.7 million and $31.1 million during the fiscal years ended June 30, 2021 and 2020, respectively.

Corporate Information

BDC Payments Holdings, Inc., a Delaware corporation, was formed in August 2018, and changed its name to Bill.com Holdings, Inc., a Delaware corporation, in June 2019. Bill.com Holdings, Inc. is a holding company and its principal assets are the equity interests of Bill.com, LLC. We were initially formed in April 2006 as Cashboard, Inc., a Delaware corporation. We changed our name to Cashview, Inc. in September 2006 and to Bill.com, Inc. in December 2007. In November 2018, we completed a corporate reorganization whereby Bill.com, Inc. became a subsidiary of Bill.com Holdings, Inc., and reorganized as an LLC, Bill.com LLC.

Our principal executive offices are located at 6220 America Center Drive, Suite 100, San Jose, California 95002. Our telephone number is (650) 621-7700. Our website address is www.bill.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. General corporate purposes may include acquisitions, repayment of debt, investments, additions to working capital, capital expenditures, repurchases of common stock and advances to or investments in our subsidiaries. Pending the use of net proceeds, we intend to invest these funds in investment-grade, interest-bearing securities, or hold as cash. We will not receive any of the proceeds from the sale of securities by selling securityholders.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

We and any selling securityholder may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation and restated bylaws and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.00001 par value per share.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating redeemable convertible preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of redeemable convertible preferred stock.

Preferred Stock

We have no shares of preferred stock outstanding. Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

Certain holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our Tenth Amended and Restated Investors’ Rights Agreement (“IRA”), dated as of December 21, 2018. The registration rights set forth in the IRA will expire on December 16, 2024, or, with respect to any particular stockholder, when such stockholder is able to sell all of its Registrable Securities, as defined in the IRA, pursuant to Rule 144 of the Securities Act during any three-month period.

Anti-Takeover Provisions

The provisions of the DGCL, our restated certificate of incorporation, and our restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

•

Board Vacancies. Our amended and restated bylaws and certificate of incorporation authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•

Classified Board. Our restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

•	Directors Removed Only for Cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause.

•

Supermajority Requirements for Amendments of Our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation further provides that the affirmative vote of holders of at least 66 2/3% of our outstanding common stock is required to amend certain provisions of our restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. The affirmative vote of holders of at least 66 2/3% of our outstanding common stock is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors.

•

Stockholder Action; Special Meetings of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, or our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

•

Issuance of Undesignated Preferred Stock. Our board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

•

Choice of Forum. Our restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated bylaws also provide that the federal district courts of the United States of America, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court which recently found that such provisions are facially valid under Delaware law or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. Section 27 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Exchange Listing

Our common stock is listed on The New York Stock Exchange under the symbol “BILL.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included, which we refer to as the “base indenture,” and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered and sold will be filed as exhibits to the registration statement and/or will be incorporated by reference from reports that we file with the SEC. The actual base indenture we enter into in connection with an offering of debt securities may differ significantly from the form of base indenture we have filed. The base indenture, as amended or supplemented from time to time by one or more supplemental indentures, is referred to below collectively as the “indenture.” The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Please note that the terms of any series of debt securities that we may offer may differ significantly from the general terms described in this prospectus. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the base indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement may be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of base indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the base indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the base indenture and applicable supplemental indenture after a covenant defeasance of the base indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

LEGAL MATTERS

Unless otherwise stated in any accompanying prospectus supplement, Fenwick & West LLP, Mountain View, California, will opine as to the legality of the securities offered under this prospectus. As appropriate, legal counsel representing any underwriters, dealers, agents or selling securityholder will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bill.com Holdings, Inc. appearing in Bill.com Holdings, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2021, and the effectiveness of Bill.com Holdings, Inc.’s internal control over financial reporting as of June 30, 2021 (excluding the internal control over financial reporting of DivvyPay, Inc.) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Bill.com Holdings, Inc. internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of DivvyPay, Inc. from the scope of such firm’s audit of internal control over financial reporting, and which conclude, among other things, that Bill.com Holdings, Inc. did not maintain effective internal control over financial reporting as of June 30, 2021, based on Internal Control- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission- (2013 framework) because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of DivvyPay, Inc. and Subsidiaries as of and for the years ended December 31, 2020 and 2019, appearing in Bill.com Holdings, Inc.’s Current Report on Form 8-K/A filed on August 16, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon, and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.bill.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we or the selling security holders are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC to the extent set forth herein, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished (but not filed) pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the common stock being registered under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2021;

•	Current Reports on Form 8-K filed on July 19, 2021, September 1, 2021 and September 9, 2021, and on Form 8-K/A filed on August 16, 2021;

•	Definitive Proxy Statement on Schedule 14A filed on October 19, 2020; and

•	the description of our common stock contained in our registration statement on Form 8-A, dated December 3, 2019, and any other amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus at no cost. Any such request may be made in writing or by telephoning us at the following address or telephone number:

Bill.com Holdings, Inc.

6220 America Center Drive, Suite 100

San Jose, California 95002

(650) 621-7700

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

Amount to be paid
SEC registration fee	$	*
FINRA filing fee	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous expenses	$	**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered.
**	To be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act, and incorporated herein by reference

Item 15.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and bylaws of the Registrant provide that:

•	The Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law;

•	The Registrant may, in its discretion, indemnify the Registrant’s other officers, employees and agents as set forth in the Delaware General Corporation Law;

•	The Registrant is required, upon satisfaction of certain conditions, to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings;

•	The rights conferred in the amended and restated bylaws are not exclusive;

•	The Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents; and

•

The Registrant may secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Registrant would otherwise be permitted to indemnify him or her under the provisions of Delaware law

The Registrant’s policy is to enter into agreements with its directors and executive officers that require the Registrant to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party to or participant in by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests.

The Registrant also maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.	Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

4.1	Restated Certificate of Incorporation, as amended, of the Registrant as currently in effect	10-Q	001-39149	3.1	2/11/2020

4.2	Amended and Restated Bylaws of the Registrant as currently in effect	8-K	001-39149	3.1	9/30/2020

4.3	Tenth Amended and Restated Investors’ Rights Agreement dated December 21, 2018, by and among the Registrant and its stockholders	S-1	333-234730	4.2	11/15/2019

4.4	Form of Common Stock Certificate	S-1/A	333-234730	4.1	12/2/2019

4.5*	Form of Preferred Stock Certificate

4.6*	Form of Warrant Agreement (including Form of Warrant Certificate)

4.7*	Form of Debt Securities

4.8	Form of Indenture					X

4.9	Indenture, dated as of November 30, 2020, between the Registrant and Wells Fargo Bank, National Association (including the form of 0% convertible senior notes due 2025).	8-K	001-39149	4.1	11/30/2020

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm	X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm	X

23.3	Consent of Fenwick & West LLP (included in its opinion filed as Exhibit 5.1 hereto)	X

24.1	Power of Attorney (included on the signature page of this Registration Statement)	X

25.1**	Form T-1 Statement of Eligibility of Trustee for the Indenture under the Trust Indenture Act of 1939

*	To be filed by amendment, as an exhibit to a report on Form 8-K under the Exchange Act or by other applicable filing with the SEC, and incorporated herein by reference.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California, on the 21st day of September, 2021.

BILL.COM HOLDINGS, INC.

/s/ René Lacerte
Name: René Lacerte
Title: Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors or officers of Bill.com Holdings, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints René Lacerte and John Rettig, and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 of the Company, and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ René Lacerte René Lacerte	Director and Chief Executive Officer (Principal Executive Officer)	September 21, 2021

/s/ John Rettig John Rettig	Chief Financial Officer and Executive Vice President, Finance and Operations (Principal Financial Officer and Principal Accounting Officer)	September 21, 2021

/s/ Steven Cakebread Steven Cakebread	Director	September 21, 2021

/s/ Steve Fisher Steve Fisher	Director	September 21, 2021

/s/ David Hornik David Hornik	Director	September 21, 2021

/s/ Brian Jacobs Brian Jacobs	Director	September 21, 2021

/s/ Peter Kight Peter Kight	Director	September 21, 2021

/s/ Allie Kline Allie Kline	Director	September 21, 2021

/s/ Allison Mnookin Allison Mnookin	Director	September 21, 2021

/s/ Rory O’Driscoll Rory O’Driscoll	Director	September 21, 2021

/s/ Steven Piaker Steven Piaker	Director	September 21, 2021

/s/ Colleen Taylor Colleen Taylor	Director	September 21, 2021